Exhibit 5.1

January 28, 2025

Kairos Pharma, Ltd.

2355 Westwood Blvd., #139

Los Angeles, CA 90064

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Kairos Pharma, Ltd., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer for resale of an aggregate of 6,425,000 shares of common stock, par value $0.001 per share (“Common Stock”), of the Company, consisting of (i) 2,500,000 shares of Common Stock underlying pre-funded warrants (the “Pre-Funded Warrants,” and the shares of Common Stock underlying the Pre-Funded Warrants, the “Pre-Funded Warrant Shares”), exercisable for $0.001 per share, and (ii) 3,750,000 shares of Common Stock underlying Common Stock purchase warrants (the “Common Warrants,” and the shares of Common Stock underlying the Common Warrants, the “Common Warrant Shares”), all of which were issued to the investor in a private placement offering which closed on January 16, 2025 (the “PIPE Offering”), and (iii) 175,000 shares of Common Stock, exercisable at $1.40 per share, underlying Common Stock purchase warrants (the “Placement Agent Warrants,” and the shares of Common Stock underlying the Placement Agent Warrants, the “Placement Agent Warrant Shares”) issued to the co-placement agents for the PIPE Offering.

This opinion letter is furnished to you at your request to enable you to fulfill the requirements, in connection with the Registration Statement, of Item 601(b)(5) of Regulation S-K promulgated by the Commission.

We have examined such documents and have reviewed such questions of law as we consider necessary or appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons. As to questions of fact material to our opinions, we have relied upon certificates or comparable documents of officers and other representatives of the Company and of public officials.

Based on the foregoing, we are of the opinion that:

1.	Upon due exercise of the Pre-Funded Warrants and payment to the Company of the applicable aggregate exercise price in accordance with the terms of the Pre-Funded Warrants, the Pre-Funded Warrant Shares issuable upon such exercise will be duly and validly issued, fully paid and non-assessable shares of Common Stock.

2.	Upon due exercise of the Common Warrants and payment to the Company of the applicable aggregate exercise price in accordance with the terms of the Common Warrants, the Common Warrant Shares issuable upon such exercise will be duly and validly issued, fully paid and non-assessable shares of Common Stock.

3.	Upon due exercise of the Placement Agent Warrants and payment to the Company of the applicable aggregate exercise price in accordance with the terms of the Placement Agent Warrants, the Placement Agent Warrant Shares issuable upon such exercise will be duly and validly issued, fully paid and non-assessable shares of Common Stock.

Our opinions expressed above are limited to the Delaware General Corporation Law of the State of Delaware. We express no opinion as to the effect of any other law of the State of Delaware or the laws, rules or regulations of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

We assume no obligation to update or supplement any of the opinion set forth herein to reflect any changes of law or fact that may occur following the date hereof.

Very truly yours,

/s/ Dorsey & Whitney LLP

MJP/AWE